                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-52444) of TravelCenters of America, Inc. of our report dated March 7, 2003 (except for matters disclosed under the heading "Restatement" in Note 3 as to which the date is August 14, 2003) relating to the financial statements and financial statement schedules, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Cleveland, Ohio
July 9, 2004